Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

GENERAC HOLDINGS INC.

(a Delaware corporation)

As Approved by the Board of Directors on March 9, 2023

ARTICLE I
STOCKHOLDERS

Section 1.01.         Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communication and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

Section 1.02.         Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time, but only by or at the direction of a majority of the Directors then in office or the Chief Executive Officer of the Corporation. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communication, as shall be specified in the respective notices or waivers of notice thereof. The ability of stockholders to call a special meeting of stockholders is specifically denied.

Section 1.03.         No Stockholder Action by Consent. Subject to the terms of any one or more series or classes of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders of the Corporation and may not be effected by any written consent in lieu of a meeting by such stockholders, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders. In the event that an action is permitted to be taken by written consent of stockholders in accordance with this Section 1.03 and a signed written consent(s) (and any related revocation(s)) is(are) delivered to the Corporation in the manner provided by applicable law, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. In the event the Corporation engages such inspectors, then for the purpose of permitting the inspectors to perform such review no action by written consent in lieu of a meeting of stockholders shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with applicable law have been obtained to take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and such action by written consent will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents to take action were delivered to the Corporation. For purposes of this Article I, “affiliates” shall mean, with respect to a given person, all other persons that, directly or indirectly, control, are controlled by or are under common control with, such person; provided, however, that for the purposes of this definition none of the Corporation, its subsidiaries and any entities (including corporations, partnerships, limited liability companies or other persons) in which the Corporation or its subsidiaries hold, directly or indirectly, an ownership interest shall be deemed to be “affiliates” of one another. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person shall mean the possession, directly or indirectly, of beneficial ownership of, or the power to vote, 10% or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of securities, by contract or otherwise.

Section 1.04.         Notice of Meetings; Waiver.

(a)         The Secretary of the Corporation or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, to be given personally by mail or by electronic transmission, or as otherwise provided in these Bylaws, not fewer than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given personally to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. Such further notice shall be given as may be required by law.

(b)         A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)         For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary of the Corporation, any Assistant Secretary, the transfer agent or other person responsible for giving notice.

(d)         Notices are deemed given (i) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (iii) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (iv) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

(e)         If a stockholder meeting is to be held by means of remote communication and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list. A waiver of notice may be given by electronic transmission.

Section 1.05.         Quorum. Except as otherwise required by law or by the Certificate of Incorporation, at each meeting of stockholders the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.06.         Voting. If, pursuant to Section 5.05 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall, subject to the terms of any one or more series or classes of Preferred Stock, be entitled to one (1) vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall, subject to the terms of any one or more series or classes of Preferred Stock, be entitled to one (1) vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and voting for nominees in the election of directors, and in all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and voting on the subject matter shall be the act of the stockholders.

Section 1.07.         Voting by Ballot. No vote of the stockholders on an election of directors need be taken by written ballot or by electronic transmission unless otherwise required by law. Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors prior to the meeting at which such vote is taken.

Section 1.08.         Postponement and Adjournment. Any meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting. The chairman of any meeting of stockholders shall have the power to adjourn the meeting without a vote of the stockholders, whether or not a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.04 of these Bylaws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.09.         Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such vote on behalf of him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 1.10.         Organization; Procedure. At every meeting of stockholders the chairman of such meeting shall be the Chairman of the Board or, if no Chairman of the Board has been elected or in the event of his or her absence or disability, a chairman chosen by the Board of Directors. The Secretary of the Corporation, or in the event of his or her absence or disability, an Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary of the Corporation, an appointee of the chairman of the meeting, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by the chairman of such meeting.

Section 1.11.         Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of stockholders other than business that is:

(a)         specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or a duly authorized committee thereof,

(b)         otherwise brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, or

(c)         otherwise brought before the meeting by a “Noticing Stockholder” who complies with the notice procedures set forth in Section 1.12 of these Bylaws or by an “Eligible Stockholder” who complies with the notice procedures set forth in Section 1.14 of these Bylaws.

A “Noticing Stockholder” must be either a “Record Holder” or a “Nominee Holder.” A “Record Holder” is a stockholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a director) to be appropriately conducted at the meeting. A “Nominee Holder” is a stockholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business.

Clause (c) of this Section 1.11 and Section 1.14 shall be the exclusive means for a stockholder to make director nominations or submit other business before a meeting of stockholders (other than proposals brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws). Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholders’ meeting except in accordance with the procedures set forth in Section 1.11, Section 1.12 and Section 1.14 of these Bylaws.

Section 1.12.         Notice of Stockholder Business and Nominations. In order for a Noticing Stockholder to properly bring any item of business before a meeting of stockholders, the Noticing Stockholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 1.12, except for the nomination of persons for election to the Board of Directors to be included in the Corporation’s proxy statement for an annual meeting of stockholders, which must comply with Section 1.14. Section 1.12 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c) under the Exchange Act.

(a)         To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i)         in the case of an annual meeting of stockholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and

(ii)         in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth (10th) day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(b)         To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Stockholder’s notice to the Secretary must:

(i)         set forth, as to the Noticing Stockholder and, if the Noticing Stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)         the name and address of the Noticing Stockholder as they appear on the Corporation’s books and, if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”);

(B)         the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record, and the date such ownership was acquired;

(C)         any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder or any Stockholder Associated Person of the Noticing Stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(D)         any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation;

(E)         any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder or any Stockholder Associated Person of the Noticing Stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(F)         any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation;

(G)         any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder or any Stockholder Associated Person of the Noticing Stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(H)         any performance-related fees (other than an asset-based fee) that the Holder or any Stockholder Associated Person of the Noticing Stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any;

(I)         any arrangements, rights, or other interests described in Sections 1.12(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household;

(J)         a representation that the Noticing Stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and (1) with respect to business other than the nomination of candidates for election to the Board of Directors, a representation whether or not such Noticing Stockholder and Stockholder Associated Persons intend to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the business proposed and/or otherwise to solicit proxies from stockholders in support of the business proposed or (2) with respect to the nomination of candidates for election to the Board of Directors, a certification that such Noticing Stockholder and Stockholder Associated Persons have complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Corporation, the Noticing Stockholder’s delivery to the Corporation of reasonable evidence of such compliance;

(K)         a certification regarding whether or not such stockholder and Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such stockholder’s and/or Stockholder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such stockholder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation;

(L)         any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and

(M)         any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date.

(ii)         If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth:

(A)         a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Stockholder Associated Persons in such business; and

(B)         a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii)         set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A)         all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in any proxy materials as a nominee and to serving as a director if elected);

(B)         a description of any agreements, arrangements and understandings between or among such stockholder or any Stockholder Associated Person, on the one hand, and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director; and

(C)         a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv)         with respect to each nominee for election or reelection to the Board of Directors, the Noticing Stockholder shall include a completed and signed questionnaire, representation, and agreement required by Section 1.13 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

(c)         Notwithstanding anything in Section 1.12(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(d)         For purposes of these Bylaws:

(i)         “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder;

(ii)         “Stockholder Associated Person” means, with respect to any stockholder, (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (i) or (ii) above; and

(iii)         “Affiliate” and “Associate” are defined by reference to Rule 12b-2 under the Securities Exchange Act of 1934. An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.” The term “associate” of a person means: (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

(e)         Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 1.12, nothing in this Section 1.12(e) shall be deemed to preclude discussion by any stockholder of such business. If any information submitted pursuant to this Section 1.12 by any stockholder proposing a nominee(s) for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 1.12. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he or she should determine that any proposed nomination or business is not in compliance with these Bylaws, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted. Unless otherwise required by law, if any Noticing Stockholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the Corporation that such Noticing Stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such Noticing Stockholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such Noticing Stockholder.

(f)         Notwithstanding the foregoing provisions of these Bylaws, a Noticing Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19) with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.11 or Section 1.12 of these Bylaws.

(g)         Nothing in these Bylaws shall be deemed to (i) affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series or class of Preferred Stock, if any, if so provided under any applicable certificate of designation for such Preferred Stock or (ii) affect any rights of any holders of the Corporation’s common stock pursuant to a stockholders’ agreement with the Company or impose any requirements, restrictions or limitations under Sections 1.11, 1.12 or 1.13 of these Bylaws unless expressly imposed by such stockholders’ agreement.

Section 1.13.         Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a)         is not and will not become a party to:

(i)         any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii)         any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b)         is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c)         in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

Section 1.14.         Proxy Access for Nomination of Director Candidates.

(a)         Proxy Access Eligibility. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 1.14, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 1.14 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by Section 1.14(e) below (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 1.14. For purposes of this Section 1.14, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below). The Required Information must be provided with the Notice of Proxy Access Nomination.

(b)         Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 1.14 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 1.14 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees:

(i)         any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.14 whose nomination is subsequently withdrawn,

(ii)         any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.14 whom the Board of Directors decides to nominate for election to the Board of Directors, and

(iii)         any Director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.14 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.14 exceeds the maximum number of Stockholder Nominees provided for in this Section 1.14, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.14 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 1.14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c)         Required Shares and Minimum Holding Period. In order to make a nomination pursuant to this Section 1.14, an Eligible Stockholder must have owned (as defined below) at least 3% of the then-outstanding shares of the Corporation’s common stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 1.14 and the record date for determining the stockholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 1.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the stockholder possesses both:

(i)         the full voting and investment rights pertaining to the shares, and

(ii)         the full economic interest in (including the opportunity for profit from and risk of loss on) such shares,

provided that the number of shares calculated in accordance with the immediately preceding clauses (i) and (ii) shall not include any shares:

(A)         sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed,

(B)         borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or

(C)         subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of:

(1)         reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or

(2)         hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.

A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shared on three business days’ notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation’s common stock are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 1.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(d)         Requirements for a Group.

(i)         Whenever the Eligible Stockholder consists of a group of stockholders:

(A)         a group of funds under common management and control shall be treated as one stockholder,

(B)         each provision in this Section 1.14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition),

(C)         a breach of any obligation, agreement or representation under this Section 1.14 by any member of such group shall be deemed a breach by the Eligible Stockholder, and

(D)         the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 1.14 (including withdrawal of the nomination).

(ii)         Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition in Section 1.14(c) hereof:

(A)         such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period, and

(B)         the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.

(iii)         Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within five business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 1.14(j)(ix).

(e)         Deadline for Notice of Proxy Access Nomination. Nominations by stockholders pursuant to this Section 1.14, must be made pursuant to timely notice to the Secretary of the Corporation in accordance with this Section 1.14. To be timely, a Notice of Proxy Access Nomination must be received by the Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after the first anniversary date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination shall be timely only if received not less than 90 days and not more than 120 days prior to the annual meeting, or if later, within 10 days after the first public announcement of the date of the annual meeting. In no event shall the adjournment of an annual meeting, or the public announcement of such an adjournment, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 1.14.

(f)         Requirements for Notice of Proxy Access Nomination. To be in proper form for purposes of this Section 1.14, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)         the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Sections 1.12(b)(i) and (iii) (including the written consent of each Stockholder Nominee to being named in any proxy materials as a nominee and to serving as a director if elected),

(ii)         one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five business days after the record date,

(iii)         a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act,

(iv)         a representation that the Eligible Stockholder:

(A)         will continue to hold the Required Shares through the date of the annual meeting,

(B)         acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent,

(C)         has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 1.14,

(D)         has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors,

(E)         has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation,

(F)         has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting,

(G)         will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and

(H)         has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading,

(v)         an undertaking that the Eligible Stockholder agrees to:

(A)         assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 1.14, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials, and

(B)         indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.14, and

(vi)         a written representation and agreement from each Stockholder Nominee:

(A)         providing the information and the written representation and warranty required by Section 1.13 of these Bylaws,

(B)         that such Stockholder Nominee has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership guidelines, securities trading policy, information security policy and any other policies or guidelines of the Corporation applicable to directors, and

(C)         that such Stockholder Nominee will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

(g)         Additional Information that May be Required. In addition to the information required pursuant to Section 1.14(f) or any other provision of these Bylaws, the Corporation also may require each Stockholder Nominee to furnish any other information:

(i)         that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”),

(ii)         that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or

(iii)         that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a Director of the Corporation.

(h)         Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 1.14, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it believes would violate any applicable law or regulation.

(i)         Eligible Stockholder and Stockholder Nominee Duty to Update. In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 1.14 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting).

(j)         Other Reasons to Exclude Stockholder Nominee. Notwithstanding anything to the contrary contained in this Section 1.14, the Corporation shall not be required to include, pursuant to this Section 1.14, a Stockholder Nominee in its proxy materials:

(i)         for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 1.12,

(ii)         if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or any committee thereof,

(iii)         if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the Corporation’s common stock is listed or traded, or any applicable state or federal law, rule or regulation,

(iv)         if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914,

(v)         who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years,

(vi)         if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(vii)         if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 1.14 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading,

(viii)         if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 1.14, or

(ix)         If either:

(A)         a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 1.14, or

(B)         the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 1.14 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a Director of the Corporation, in each case under this Section 1.14(j)(ix) as determined by the Board of Directors, any committee thereof or the chairperson of the annual meeting, then:

(1)         the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting,

(2)         the Corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and

(3)         the Board of Directors or the chairperson of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee.

In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 1.14, such nomination shall be disregarded as provided in the immediately preceding clause (3).

(k)         Resubmission of Stockholder Nominee. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.14 for the next two annual meetings of Stockholders.

(l)         Exclusivity. This Section 1.14 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot), other than with respect to Rule 14a-19 to the extent applicable with respect to form of proxies.

Section 1.15.         Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one (1) or more persons to act as “inspectors” of elections, and may designate one (1) or more alternate inspectors. In the event no inspector or alternate is able to act, the chairman of such meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

(a)         ascertain the number of shares outstanding and the voting power of each;

(b)         determine the shares represented at a meeting and the validity of proxies and ballots;

(c)         specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.09 of these Bylaws;

(d)         count all votes and ballots;

(e)         determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(f)         certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

(g)         appoint or retain other persons or entities to assist in the performance of the duties of inspector; and

(h)         when determining the shares represented and the validity of proxies and ballots, be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.09 of these Bylaws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph (f) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector’s belief that such information is accurate and reliable.

Section 1.16.         Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting by the chairman of such meeting. The inspector shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 1.17.         List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.18.         Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 1.17 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

ARTICLE II
BOARD OF DIRECTORS

Section 2.01.         General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by applicable law or by the Certificate of Incorporation or these Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in the Certificate of Incorporation.

Section 2.02.         Number of Directors. Upon the Third Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the total number of directors constituting the entire Board of Directors shall be seven. Thereafter, subject to the terms of any one or more series or classes of Preferred Stock, the total number of directors constituting the entire Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time exclusively by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

Section 2.03.         Classified Board of Directors; Election of Directors. Effective upon the Effective Time, the directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors may assign members of the Board of Directors already in office to such classes as of the Effective Time. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the Effective Time; the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 2.04.         The Chairman of the Board. The Board may elect a Chairman of the Board from among the members of the Board. If elected, the Board shall designate the Chairman of the Board as either a non-executive Chairman of the Board or an executive Chairman of the Board. The Chairman of the Board shall not be deemed an officer of the Corporation, unless the Board shall determine otherwise. The offices of CEO and Chairman of the Board are separately evaluated by the independent members of the Board of Directors. If the CEO is elected to be the Chairman of the Board, the independent members of the Board will elect with a majority vote, an independent director to serve as the Lead Director. The Lead Director shall have powers and responsibilities as detailed in and subject to such guidelines and procedures as the Board may adopt. Subject to the control vested in the Board by statute, by the Certificate of Incorporation, or by these Bylaws, the Chairman of the Board shall, if present, preside over all meetings of the stockholders and of the Board of Directors and shall have such other duties and powers as from time to time may be assigned to him or her by the Board of Directors or these Bylaws. References in these Bylaws to the “Chairman of the Board” shall mean the non-executive Chairman of the Board or executive Chairman of the Board, as designated by the Board.

Section 2.05.         Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held after the annual meeting of the stockholders and may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.06.         Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer (or, in the event of his or her absence or disability, by the President or any Executive Vice President), or by the Board of Directors pursuant to the following sentence, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors also may be held whenever called pursuant to a resolution approved by a majority of the entire Board of Directors. Special meetings of the Board of Directors may be called on 24 hours’ notice, if notice is given to each director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five days’ notice, if notice is mailed to each director, addressed to him or her at his or her usual place of business or to such other address as any director may request by notice to the Secretary. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

Section 2.07.         Quorum; Voting. At all meetings of the Board of Directors, the presence of at least a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise required by law or by the Certificate of Incorporation or these Bylaws, the vote of at least a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.08.         Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these Bylaws shall be given to each director.

Section 2.09.         Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing, writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10.         Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The directors shall act only as a Board of Directors and the individual directors shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 2.11.         Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.12.         Resignations. Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairman of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.13.         Removal of Directors. Subject to the terms of any one or more series or classes of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Article II, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

Section 2.14.         Vacancies and Newly Created Directorships. Subject to the terms of any one or more series or classes of Preferred Stock, any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled only by the Board of Directors (and not by the stockholders), acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of directors to which such directors have been appointed and until their successors are duly elected and qualified.

Section 2.15.         Compensation. The amount, if any, which each director shall be entitled to receive as compensation for such director’s services, shall be fixed from time to time by resolution of the Board of Directors or any committee thereof. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 2.16.         Reliance on Accounts and Reports, Etc. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of such director’s or member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the director or the member reasonably believes are within such other person’s professional or expert competence and who the director or member reasonably believes or determines has been selected with reasonable care by or on behalf of the Corporation.

Section 2.17.         Director Elections by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately by series or class, to elect one or more directors at an annual or special meeting of stockholders, the election, filling of vacancies, removal of directors and other features of such one or more directorships shall be governed by the terms of such one or more series or classes of Preferred Stock to the extent permitted by law.

ARTICLE III
COMMITTEES

Section 3.01.         Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of directors then in office, may designate from among its members one (1) or more committees of the Board of Directors, each committee to consist of such number of directors as from time to time may be fixed by the Board of Directors. Any such committee shall serve at the pleasure of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in applicable Delaware law. The Board of Directors may appoint a Chairman of any committee, who shall preside at meetings of any such committee. The Board of Directors may elect one (1) or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request of the Chairman of the Board or the Chairman of such committee.

Section 3.02.         Powers. Each committee shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No committee shall have the power or authority: to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval; or to adopt, amend or repeal the Bylaws of the Corporation.

Section 3.03.         Proceedings. Each committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

Section 3.04.         Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee or in the rules of such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission and such writing, writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any committee shall act only as a committee, and the individual members of such committee shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

Section 3.05.         Action by Telephonic Communications. Unless otherwise provided by the Board of Directors, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06.         Absent or Disqualified Members. In the absence or disqualification of a member of any committee, if no alternate member is present to act in his or her stead, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3.07.         Resignations. Any member (and any alternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Board of Directors or the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.08.         Removal. Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the entire Board of Directors.

Section 3.09.         Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV
OFFICERS

Section 4.01.         Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer to serve at the pleasure of the Board of Directors. The Chief Executive Officer shall (a) supervise the implementation of policies adopted or approved by the Board of Directors, (b) exercise a general supervision and superintendence over all the business and affairs of the Corporation, and (c) possess such other powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned by the Board of Directors and as may be incident to the office of Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer.

Section 4.02         Secretary of the Corporation. The Board of Directors shall appoint a Secretary of the Corporation to serve at the pleasure of the Board of Directors. The Secretary of the Corporation shall (a) keep minutes of all meetings of the stockholders and of the Board of Directors, (b) authenticate records of the Corporation, (c) give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and (d) in general, have such powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary of the Corporation. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.03.         Other Officers Elected by Board of Directors. At any meeting of the Board of Directors, the Board of Directors may elect a President, Vice Presidents, a Chief Financial Officer, a Treasurer, Assistant Treasurers, Assistant Secretaries, or such other officers of the Corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.

Section 4.04.         Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by or pursuant to authorization of the Board of Directors.

Section 4.05.         Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

Section 4.06.         Salaries of Officers. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or any duly authorized committee thereof.

ARTICLE V
CAPITAL STOCK

Section 5.01.         Certificates of Stock. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates. The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

(a)         Shares with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of Delaware, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the stockholder this information in writing, without charge, upon request. Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by any two officers of the Corporation. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

(b)         Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Exchange Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the General Corporation Law of the State of Delaware. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.02.         Signatures; Facsimile. All signatures on the certificate referred to in Section 5.01 of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03.         Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04.         Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.05.         Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than 60 nor fewer than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.06.         Registered Stockholders. Prior to due surrender of a certificate for registration of transfer of any certificated shares, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.07.         Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI
INDEMNIFICATION

Section 6.01.         Mandatory Indemnification. The Corporation shall indemnify any Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)         Proceedings Other Than Proceedings by or in the Right of the Corporation. Any Indemnitee shall be entitled to the rights of indemnification provided in this Section 6.01(a) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 6.01(a), any Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)         Proceedings by or in the Right of the Corporation. Any Indemnitee shall be entitled to the rights of indemnification provided in this Section 6.01(b) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation. Pursuant to this Section 6.01(b), any Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine that such indemnification may be made.

Section 6.02.         Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Article VI, to the extent that any Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If such Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 6.02 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.03.         Advancement of Expenses. Notwithstanding any other provision of this Article VI, the Corporation shall advance all Expenses incurred by or on behalf of any Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within 30 days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 6.03 shall be unsecured and interest free.

Section 6.04.         Non-Exclusivity; Insurance.

(a)         The rights of indemnification and to receive advancement of expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No right or remedy conferred in this Article VI is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given in this Article VI or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy in this Article VI, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy; and

(b)         The Corporation shall have the power to purchase and maintain insurance to the fullest extent permitted by law, as such may be amended from time to time. Without limiting the generality of the foregoing, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 6.05.         Exception to Right of Indemnification. Notwithstanding any provision in this Article VI, the Corporation shall not be obligated by this Article VI to make any indemnity in connection with any claim made against an Indemnitee:

(a)         for which payment has actually been made to or on behalf of such Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)         for an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)         in connection with any Proceeding (or any part of any Proceeding) initiated by such Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Corporation has joined in or the Board of Directors authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iii) the Proceeding is one to enforce such Indemnitee’s rights under this Article VI.

Section 6.06.         Permissive Indemnification. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and advancement of expenses to employees and agents of the Corporation.

Section 6.07.         Definitions. For purposes of this Article VI:

(a)         “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation, any direct or indirect subsidiary of the Company, or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Corporation;

(b)         “Enterprise” shall mean the Corporation and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary;

(c)         “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Article VI, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee;

(d)         “Indemnitee” means any current or former director or officer of the Corporation; and

(e)         “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Corporation, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer or director of the Corporation, or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Article VI.

Section 6.08.         Authorization of Indemnification. Any indemnification provided by Section 6.01 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 6.01(a) or Section 6.01(b) of this Article VI, as the case may be. Such determination shall be made, with respect to an Indemnitee who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation.

Section 6.09.         Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.08 of this Article VI, and notwithstanding the absence of any determination thereunder, any Indemnitee may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.01 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01(a) or Section 6.01(b) of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 6.08 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that Indemnitee has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.09 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, Indemnitee shall also be entitled to be paid the Expenses of prosecuting such application.

Section 6.10.         Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII
OFFICES

Section 7.01.         Initial Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.

Section 7.02.         Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01.         Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02.         Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.03.         Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President, if any, the Chief Financial Officer, any Executive Vice President or any other person authorized by the Board of Directors shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 8.04.         Corporate Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe.

Section 8.05.         Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE IX
AMENDMENT OF BYLAWS

Subject to the provisions of the Certificate of Incorporation, (i) the Board of Directors may make, alter, amend, add to or repeal any and all of these Bylaws by resolution adopted by a majority of the directors then in office, or (ii) the affirmative vote of the holders of at least 66 2/3% of the voting power of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, alter, amend, add to or repeal any or all Bylaws of the Corporation or to adopt any provision inconsistent therewith.

ARTICLE X
CONSTRUCTION

In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.